Exhibit 10.9

GENERAL SECURITY AGREEMENT

This General Security Agreement (“Agreement”), dated as of December 15, 2004, is entered into by and among TGC Research Limited (a company incorporated in England and Wales with registered number 05273708, “Grantor”) and BCC Acquisition II LLC (“Bay City”), as agent (the “Secured Party”) for itself and Gerald L. Cohn Revocable Trust (“Cohn Trust”), Hannah S. and Samuel A. Cohn Memorial Foundation (“Cohn Foundation”), and AEOW 96, LLC (“AEOW”), Bay City, Cohn Trust, Cohn Foundation and AEOW are collectively referred to herein as the “Note Holders”.

W I T N E S S E T H

WHEREAS, Diametrics Medical, Inc. (“DMED”), Bay City, Cohn Trust, Cohn Foundation and AEOW are parties to that certain Note Purchase Agreement, dated as of August 4, 1998, as amended by that certain First Amendment to Note Purchase Agreement, dated as of April 7, 2003 and further amended by that certain Second Amendment and Limited Waiver to Note Purchase Agreement, dated as of August 13, 2003 (as further amended, restated, supplemented and otherwise modified from time to time, the “Note Purchase Agreement”); and

WHEREAS, Grantor purchased certain assets formerly held by Diametrics Medical, Ltd. and, in consideration for the Note Holders consenting to the liquidation of Diametrics Medical, Ltd. and the sale of its assets, Grantor has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Grantor or the Secured Party pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word “including” when used in this Agreement shall mean “including, without limitation”. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. All other capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Note Purchase Agreement (the Note Purchase Agreement, the Notes, the Security Documents, and such other security agreements executed by the Grantor, collectively the “Documents”). For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 “Event of Default” shall have the meaning set forth in Section 4.1 hereof.

1.2 “Records” shall mean all of Grantor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Grantor with respect to the foregoing maintained with or by any other person).

1.3 “Intellectual Property” shall mean Grantor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, corporate names, business names, service marks, logos, internet domain names, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

2. GRANT OF SECURITY INTEREST

To secure payment under, and performance of all obligations of DMED under the Notes, the Note Purchase Agreement and other Documents, except for any obligation or liability which, if it were so included, would cause the infringement of any of Sections 151 to 158 (inclusive) of the Companies Act of 1985, Grantor hereby grants to the Secured Party, for the benefit of the Note Holders (but subject to the rights of those certain Beneficiaries identified in that certain Debenture between Grantor and Barbara R. Mittman as agent, dated as of December 15, 2004, to a first priority security interest in all assets of Grantor), a continuing security interest in all of the Grantor’s right, title and interest in and to all personal and real property and fixtures and interests in such property and fixtures of the Grantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Notes at any time granted to or held or acquired by the Secured Party, collectively, the “Collateral”), including:

(a) all Accounts;

(b) all general intangibles, including, without limitation, all Intellectual Property;

(c) all goods, including, without limitation, Inventory and Equipment;

(d) all real property and fixtures;

(e) all chattel paper (including all tangible and electronic chattel paper);

(f) all instruments (including all promissory notes);

(g) all documents;

(h) all deposit accounts;

(i) all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Grantor now or hereafter held or received by or in transit to any Secured Party or its affiliates or at any other depository or other institution from or for the account of Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l) all Records; and

(m) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral;

Notwithstanding anything to the contrary, Collateral shall not include any of the foregoing that are subject to any liens, pledges, security interests or other encumbrances specifically listed on Schedule 1 hereto.

3. REPRESENTATIONS AND WARRANTIES

Grantor hereby represents and warrants to the Secured Party the following (which shall survive the execution and delivery of this Agreement):

(a) Corporate Existence; Power and Authority. Grantor is duly organized and in good standing under the laws the of the United Kingdom and is duly qualified as a foreign entity and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or business of Grantor or the rights of the Secured Party in or to any material portion of any other Collateral. The execution, delivery and performance of this Agreement and the transactions contemplated hereunder and thereunder (a) are all within Grantor’s powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of Grantor’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Grantor is a party or by which Grantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Grantor other than the security interest in favor of the Secured Party created hereby. This Agreement constitutes legal, valid and binding obligations of the Grantor enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor’s rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Name; Jurisdiction of Organization.

(i) The exact legal name of Grantor is as set forth on the signature page of this Agreement.

(ii) Grantor is a company incorporated in England and Wales with registered number 05273708.

4. EVENTS OF DEFAULT AND REMEDIES

4.1 Events of Default. The occurrence or existence of any Event of Default under the Note Purchase Agreement or any other Document or the breach of any material representation, warranty or covenant hereunder shall be referred to herein individually as an “Event of Default”, and collectively as “Events of Default”.

4.2 Remedies and Subordination of Subrogation and Other Rights.

(a) At any time an Event of Default exists or has occurred and is continuing, the Secured Party shall have all rights and remedies provided in this Agreement, the Note Purchase Agreement or any other Document, the Uniform Commercial Code and all other applicable law, all of which rights and remedies may be exercised without notice to or consent by Grantor, except as such notice or consent is expressly required by applicable law. All rights, remedies and powers granted to the Secured Party hereunder, under the Note Purchase Agreement or any other Document, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in the Secured Party’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Grantor of this Agreement, the Note Purchase Agreement or any other Document.

(b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Secured Party may, in its discretion and without limitation, (i) declare the principal or and accrued interest on its Notes to be due and payable and demand immediate payment thereof, (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Grantor, at Grantor’s sole expense, to assemble and make available to the applicable Secured Party any part or all of the Collateral at any reasonable place and time designated by the Secured Party, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of the Secured Party or elsewhere) at such prices or terms as the Secured Party may deem commercially reasonable, for cash, upon credit or for future delivery, with the applicable Secured Party having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Grantor, which right or equity of redemption is hereby expressly waived and released by Grantor to the extent permitted by applicable law. If any of the Collateral is sold or leased by the Secured Party upon credit terms or for future delivery, the Notes shall not be reduced as a result thereof until payment therefor is finally collected. If notice of disposition of Collateral is required by law, ten (10) days prior notice by the Secured Party to Grantor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Grantor waives any other notice. In the event the Secured Party institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Grantor waives the posting of any bond which might otherwise be required.

(c) The Secured Party shall apply the cash proceeds of Collateral actually received from any sale, lease, foreclosure or other disposition of the Collateral in accordance with Section 8.3 of the Note Purchase Agreement. Grantor shall remain liable to the Secured Party for the payment of any deficiency with interest at the highest rate provided for payment of interest under the Note Purchase Agreement and any other Documents and all costs and expenses of collection or enforcement, including reasonable attorneys’ fees and legal expenses.

5. MISCELLANEOUS

5.1 Governing Law; Service of Process.

(a) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLE.

(b) The Secured Party shall not have any liability to Grantor (whether in tort, contract, equity or otherwise) for losses suffered by Grantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, the Secured Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Documents.

5.2 Waiver of Notices. Grantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in the Notes, the other Documents or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Notes, the other Documents, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Grantor which the Secured Party may elect to give shall entitle Grantor to any other or further notice or demand in the same, similar or other circumstances.

5.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by the Secured Party, and as to amendments, as also signed by an authorized officer of Grantor. The Secured Party shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their rights, powers and/or remedies unless such waiver shall be in writing and signed by the Secured Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

5.4 Waiver of Counterclaims. Grantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature in any action or proceeding with respect to this Agreement, the Notes, the other Documents, the Collateral or any matter arising therefrom or relating hereto or thereto. Notwithstanding any provision herein to the contrary, nothing shall prevent the assertion of any claim by Grantor by separate action, suit or compulsory counterclaim or shall constitute a waiver by Grantor of any such claim or right.

5.5 Indemnification. Grantor shall indemnify and hold the Secured Party, and their respective directors, agents, members, employees and counsel (the “Indemnified Party”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Documents, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel unless it is determined that any such losses, claims, damages, liabilities, costs or expenses were the result of acts or omissions constituting gross negligence or willful misconduct on the part of any such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Grantor shall pay the maximum portion which it is permitted to pay under applicable law to the Secured Party in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Notes, the termination of this Agreement and the termination of the Note Purchase Agreement.

5.6 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to the Secured Party care of DMED and to Grantor at the addresses set forth in Section 13.2 of the Note Purchase Agreement or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

5.7 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

5.8 Successors. This Agreement, the Note Purchase Agreement, the other Documents and any other document referred to herein or therein shall be binding upon Grantor and its respective successors and assigns and inure to the benefit of and be enforceable by the Secured Party and, as permitted in accordance with the Note Purchase Agreement, its respective successors and assigns, except that Grantor may not assign its rights under this Agreement, the Documents and any other document referred to herein or therein without the prior written consent of the Secured Party. The terms and provisions of this Agreement and the Documents are for the purpose of defining the relative rights and obligations of Grantor and the Secured Party with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the Documents.

5.9 Entire Agreement. This Agreement, the Documents, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

5.10 Further Assurances. At the request of the Secured Party at any time and from time to time, Grantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the Documents. Where permitted by law, Grantor hereby authorizes the Secured Party to execute and file one or more UCC financing statements signed only by the Secured Party or its representative.

5.11 Termination. This Agreement shall be terminated and of no further force and effect upon DMED’s payment in full in cash of all obligations (including, without limitation, principal, interest, fees and all other amounts) owing to the Note Holders.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.

THE COMPANY

TGC RESEARCH LIMITED

By: /s/ David B. Kaysen

Name: David B. Kaysen

Title: Director

THE SECURED PARTY:

BCC ACQUISITION II LLC, as agent

By: Its: By: Its:	THE BAY CITY CAPITAL FUND I, L.P. Manager Bay City Capital Management LLC General Partner

By: Name: Title:	/s/ Fred Craves Fred Craves Managing Director